As filed with the Securities and Exchange Commission on May 3, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CASI Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Cayman Islands	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1701-1702, China Central Office Tower 1

No. 81 Jianguo Road Chaoyang District

Beijing, 100025

People’s Republic of China

+86 (10) 6508 6063

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Rui Zhang

CASI Pharmaceuticals, Inc.

9620 Medical Center Drive, Suite 300

Rockville, MD 20850

240-864-2600

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:

Copies to:

Michael Penney

Arnold & Porter Kaye Scholer LLP

250 W. 55th Street

New York, NY 10019

Tel: (212) 836-8000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☐

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

† The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities or accept an offer to buy these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting offers to buy these securities in any state where such offer or sale is not permitted.

Subject to Completion, dated May 3, 2024

PROSPECTUS

$50,000,000

_________________

Ordinary Shares

Debt Securities

Preferred Shares

Warrants

Subscription Rights

Units

We may offer and sell from time to time, in one or more offerings, up to an aggregate of $50.0 million of any combination of the securities described in this prospectus, which are referred to as the securities. We may also offer securities as may be issuable upon conversion, redemption, repurchase, exchange or exercise of the securities, including any applicable anti-dilution provisions.

We may offer and sell any of the securities described in this prospectus in different series, at times, in amounts, at prices and on terms to be determined at or prior to the time of each offering. This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. We will provide the specific terms of these securities and the specific manner in which these securities will be offered in supplements to this prospectus. You should read this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as any documents incorporated by reference, before you invest.

Our ordinary shares are traded on The Nasdaq Capital Market under the symbol “CASI.” On May 2, 2024, the last sale price of our ordinary shares as reported by The Nasdaq Capital Market was $2.68 per share. The applicable prospectus supplement will contain information, where applicable, as to other listings, if any, on The Nasdaq Capital Market or other securities exchange of the securities covered by the applicable prospectus supplement. Prospective purchasers of the securities are urged to obtain current information as to the market prices of the securities, where applicable.

Investing in our securities involves a high degree of risk. We may be subject to various legal and operational risks as a result of doing business in the PRC, risks relating to our auditor, risks relating to cash and asset transfers among CASI and its subsidiaries, and risks relating to permission and filing procedures required from the governmental authorities of the PRC with respect to the operation of our PRC subsidiaries and future offerings in the United States. You should carefully review the risks and uncertainties described under the section titled “Risk Factors” on page 7 of this prospectus and, if applicable, any risk factors described in any applicable prospectus supplement and in our filings with the U.S. Securities and Exchange Commission, or SEC, that are incorporated by reference in this prospectus.

This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

The securities may be sold directly by us to investors, through agents designated from time to time or to or through underwriters or dealers, on a continuous or delayed basis. For additional information on the methods of sale, you should refer to the section titled “Plan of Distribution” in this prospectus. If any agents or underwriters are involved in the sale of the securities with respect to which this prospectus is being delivered, the names of such agents or underwriters will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

We are a “foreign private issuer” as defined in Rule 405 under the Securities Act of 1933, as amended, and, as such, we have elected to comply with certain reduced public company reporting requirements for this prospectus and future filings. Please see “Implications of Being a Foreign Private Issuer.”

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

INTRODUCTORY COMMENTS

We are not a Chinese operating company but a Cayman Islands holding company with business operations primarily conducted by our Chinese subsidiaries. This holding company structure and our operation in China may involve risks. We currently conduct our business through the following consolidated subsidiaries: CASI Pharmaceuticals (China) Co., Ltd., referred to as CASI China; CASI Pharmaceuticals (Wuxi) Co., Ltd., referred to as CASI Wuxi; CASI Biopharmaceuticals (WUXI) Co., Ltd, referred to as CASI Biopharmaceuticals; and CASI Pharmaceuticals Co., Limited, referred to as CASI Hong Kong.

We face various risks and uncertainties related to doing business in China. Our business operations are primarily conducted in China, and we are subject to complex and evolving PRC laws and regulations. The PRC government’s significant authority in regulating our operations and its oversight and control over offerings conducted overseas by, and foreign investment in, China-based issuers could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of our securities to significantly decline or become worthless. Implementation of industry-wide regulations, including data security or anti-monopoly related regulations, could result in a material change in our operations and may cause the value of our securities to significantly decline or become worthless. Risks and uncertainties arising from the legal system in China, including risks and uncertainties regarding the enforcement of laws and quickly evolving rules and regulations in China, could result in a material adverse change in our operations and the value of our ordinary shares. For example, China’s government has in recent years issued statements and regulatory actions to regulate certain market players or to improve its supervision of the market in general, such as those related to data security or anti-monopoly concerns. While we currently do not believe such regulatory actions have materially impacted our business operations, our ability to accept foreign investments, or our ability to maintain listing with the Nasdaq Stock Market, there is no assurance that any new rules or regulations promulgated in the future will not impose additional requirements on us. If any such rules or regulations are adopted, we may be subject to more stringent regulatory scrutiny for our operation and financing efforts, which may in turn result in us incurring additional compliance costs and expenses, delay our investment and financing activities, or otherwise impact our ability to conduct our business, accept foreign investments, or list on a U.S. or other foreign exchange.

Risks Relating to Our Auditor

Our auditor, the independent registered public accounting firm that issues the audit report contained in our annual report, as an auditor of companies that are traded publicly in the United States and a firm registered with the Public Company Accounting Oversight Board, or PCAOB, is subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess its compliance with applicable professional standards. Our auditor is located in mainland China, a jurisdiction where the PCAOB was historically unable to conduct inspections and investigations completely before 2022. As a result, we and investors in CASI Pharmaceuticals, Inc., a Delaware corporation, our predecessor prior to the redomicile merger, referred to as CASI Delaware were deprived of the benefits of such PCAOB inspections. Pursuant to the Holding Foreign Companies Accountable Act, or the HFCAA,

if the SEC determines that we have filed audit reports issued by a registered public accounting firm that has not been subject to inspections by the PCAOB for two consecutive years, the SEC will prohibit our securities from being traded on a national securities exchange or in the over-the-counter trading market in the United States.

On December 16, 2021, the PCAOB issued a report to notify the SEC of its determination that the PCAOB was unable to inspect or investigate completely registered public accounting firms headquartered in mainland China and Hong Kong and CASI Delaware’s auditor was subject to that determination. In April 2022, the SEC conclusively listed CASI Delaware as a Commission-Identified Issuer under the HFCAA following the filing of its annual report on Form 10-K for the fiscal year ended December 31, 2021. On December 15, 2022, the PCAOB issued a report that vacated its December 16, 2021 determination and removed mainland China and Hong Kong from the list of jurisdictions where it is unable to inspect or investigate completely registered public accounting firms. For this reason, we do not expect we will be identified as a Commission-Identified Issuer under the HFCAA for the fiscal year ended December 31, 2023.

Each year in the future, the PCAOB will determine whether it can inspect and investigate completely audit firms in mainland China and Hong Kong, among other jurisdictions. If the PCAOB determines in the future that it no longer has full access to inspect and investigate completely accounting firms in mainland China and Hong Kong and we use an accounting firm headquartered in one of these jurisdictions to issue an audit report on our financial statements filed with the SEC, we would be identified as a Commission-Identified Issuer following the filing of the annual report for the relevant fiscal year. In accordance with the HFCAA, our ordinary shares would be prohibited from being traded on a national securities exchange or in the over-the-counter trading market in the United States if we are identified as a Commission-Identified Issuer for two consecutive years in the future. If our ordinary shares are prohibited from trading in the United States, there is no certainty that we will be able to list on a non-U.S. exchange or that a market for our ordinary shares will develop outside of the United States. A prohibition of being able to trade in the United States would substantially impair your ability to sell or purchase our ordinary shares when you wish to do so, and the risk and uncertainty associated with delisting would have a negative impact on the price of such shares. Also, such a prohibition would significantly affect our ability to raise capital on terms acceptable to us, or at all, which would have a material adverse impact on our business, financial condition, and prospects.

Cash and Asset Transfer among CASI and its Subsidiaries

We provide funding to our subsidiaries from time to time through capital contributions or loans, subject to satisfaction of applicable government registration and approval requirements. For the year ended December 31, 2023, we provided funding of US$1.0 million through capital contributions to CASI Hong Kong, our newly incorporated Hong Kong subsidiary.

Our subsidiaries may pay dividends and make other distributions to us subject to satisfaction of applicable government filing and approval requirements. Such dividend or other distributions may be subject to limitations and certain tax consequences, a discussion on which is set forth below. For the year ended December 31, 2023, no dividends or other distributions were made by our subsidiaries.

We also pay service fees to our PRC subsidiaries pursuant to certain sales support service agreements and research and development support service agreements. For the year ended December 31 2023, we paid service fees of US$1.1 million to CASI China, one of our PRC subsidiaries. Under PRC tax laws and regulations, the earnings of our subsidiaries under such agreements are subject to a statutory tax rate of 25%.

In the year ended December 31, 2023, no assets other than cash were transferred through our organization.

All cash transfers among us and our subsidiaries have been eliminated in our consolidated statement of cash flows.

The existing PRC foreign exchange regulations may limit our ability to initiate and complete cash transfers within our group. Approval from the State Administration of Foreign Exchange, or SAFE, and the People’s Bank of China, or PBOC, may be required where RMB are to be converted into foreign currencies, including U.S. dollars, and approval from SAFE and PBOC or their branches may be required where RMB are to be remitted out of China.

CASI has never declared or paid dividends on its ordinary shares or any other securities and we do not anticipate paying any dividends on our ordinary shares in the foreseeable future. We may rely on dividends from our subsidiaries in China to pay dividend and other distributions on our ordinary shares. PRC regulations may restrict the ability of our PRC subsidiaries to pay dividends to us. In addition to applicable foreign exchange limitations, under the current regulatory regime in China, a PRC company may pay dividends only out of their accumulated profit, if any, determined in accordance with PRC accounting standards and regulations, and is required to set aside as general reserves at least 10% of its after-tax profit, until the cumulative amount of such reserves reaches 50% of its registered capital, prior to any dividend distribution. In addition, a PRC company shall not distribute any profits in a given year until any losses from prior fiscal years have been offset.

Permission and Filing Procedures Required from the PRC Authorities with respect to the Operations of Our PRC Subsidiaries and Future offering in the US

As the date hereof, our PRC subsidiaries have obtained the requisite licenses and permits from the PRC government authorities that are material for our business operations, including, among others, the Business License, the Drug Distribution License, the Drug Manufacturing Permit, the Clinical Trial Application with the PRC National Medical Products Administration, or NMPA, and the notification filing for international collaborative clinical trial or the application for international collaborative scientific research with the China Human Genetic Resources Administrative Office, or HGRAO. We also work with our business partners which have obtained the requisite licenses and permits for their business collaboration with us, including, among others, the Import Drug Registration for product(s) we promote and distribute in China. Given the uncertainties of interpretation and implementation of relevant laws and regulations and the enforcement practices of the relevant government authorities, we may be required to obtain additional permissions or approvals for our business operations.

As the date hereof, we and our PRC subsidiaries (i) are not required to obtain permissions from the China Securities Regulatory Commission, or the CSRC, (ii) are not required to go through cybersecurity review by the Cyberspace Administration of China, or the CAC, and (iii) have not been asked to obtain or were denied such permissions by any PRC authority. On July 7, 2022, the CAC published the Guidelines for Data Export Security Assessment (《数据出境安全评估办法》) (the “Guidelines”), which took effect on September 1, 2022. Pursuant to the Guidelines, the data processor who intends to transfer certain important data or large volumes of personal information outside of China shall complete a prior CAC-led data outbound transfer security assessment. However, as the Guidelines have just come into effect, there is no specific enforcement guidelines or interpretation for such security assessment, including what constitutes “important data”, or how to define “outbound transfer”, which results in uncertainties whether our business will be subject to such CAC-led assessment. For the data we accessed through or obtained from clinical trials, we have complied with the laws and regulations then-in-effect, and completed the registration with HGRAO, but it is unclear if we will be required to go through the CAC-led or CAC-involved security assessment or if the current HGRAO registration procedure will be changed in the future. We will closely monitor and review any regulatory developments and comply with any new approval or license requirement when necessary. If (i) we have erroneously concluded that such permissions or approvals are not required, or (ii) applicable laws, regulations, or interpretations change and we are required to obtain such permissions or approvals in the future, we may have to expend significant time and costs to procure them. If we are unable to do so, on commercially reasonable terms, in a timely manner or otherwise, we may become subject to sanctions imposed by the PRC regulatory authorities, which could include fines and penalties, proceedings against us, and other forms of sanctions, and our ability to conduct our business, invest into China as foreign investments or accept foreign investments, or be listed on a U.S. or other overseas exchange may be restricted, and our business, reputation, financial condition, and results of operations may be materially and adversely affected.

On February 17, 2023, the CSRC released the Trial Administrative Measures of the Overseas Securities Offering and Listing by Domestic Companies (《境内企业境外发行证券和上市管理试行办法》) and five ancillary interpretive guidelines (collectively, the “Overseas Listing Trial Measures”), which apply to overseas offerings and listing by PRC-based companies, or domestic companies, of equity shares, depository receipts, corporate bonds convertible to equity shares, and other equity securities, and came into effect on March 31, 2023. According to the Overseas Listing Trial Measures, (1) domestic companies that seek to offer or list securities overseas, both directly and indirectly, should fulfill the filing procedure and report relevant information to the CSRC, and if an overseas-listed PRC-based issuer issues new securities in the same overseas market after the overseas offering and listing, it is also required to file with the CSRC within three business days after the completion of the issuance; if a domestic company fails to complete the filing procedure or conceals any material fact or falsifies any major content in its filing documents, such domestic company may be subject to administrative penalties, such as order to rectify, warnings, fines, and its controlling shareholders, actual controllers, the person directly in charge and other directly liable persons may also be subject to administrative penalties, such as warnings and fines; (2) if a foreign-incorporated issuer meets both of the following conditions, its overseas offering and listing shall be determined as an indirect overseas offering and listing by a domestic company of the PRC: (i) any of the total assets, net assets, revenues or profits of the domestic operating entities of the issuer in the most recent accounting year accounts for more than 50% of the corresponding line items in the issuer’s audited consolidated financial statements for the same period; and (ii) its major operational activities are carried out in China or its main places of business are located in China, or the senior managers in charge of operation and management of the issuer are mostly Chinese citizens or are domiciled in China; and (3) where a domestic company seeks to indirectly offer and list securities in an overseas market (including issuance of new securities after its overseas offering and listing), the issuer shall designate a major domestic operating entity responsible for all filing procedures with the CSRC.

Furthermore, in case any of the following major events occurs after the overseas offering and listing, the issuer is also required to report the relevant information to the CSRC within three business days of the occurrence and the announcement of the relevant events: (1) change of control; (2) the foreign securities regulatory body or the relevant competent authority has taken such measures as investigation and punishment; (3) conversion of listing status or listing board; and (4) voluntary of compulsory termination of listing. Where there is any material change in the major business and operation of the issuer after overseas offering and listing, and such change does not fall within the scope of filing, the issuer shall, within three business days of the occurrence of such change, submit a special report and a legal opinion issued by a domestic law firm to the CSRC to explain the relevant situation.

As substantially all of our operations are currently based in the PRC, our future offerings and major changes shall be subject to the foregoing filing procedures under the Overseas Listing Trial Measures. We cannot assure you that we can meet such requirements, obtain the requisite permits from the relevant government authorities, or complete such filing in a timely manner or at all. Any failure may significantly limit or completely hinder our ability to continue to offer securities to investors and cause the value of our securities to significantly decline or be worthless. In addition, as the Overseas Listing Trial Measures was recently promulgated, there remains substantial uncertainty as to its interpretation and implementation and how it may impact our ability to raise or utilize funds and our business operations.

The date of this prospectus is , 2024.

TABLE OF CONTENTS

ABOUT THIS PROSPECTUSii

INDUSTRY AND MARKET DATAiv

TRADEMARKS AND TRADENAMES

PROSPECTUS SUMMARY1

RISK FACTORS7

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS8

OFFER STATISTICS AND EXPECTED TIMETABLE10

CAPITALIZATION10

USE OF PROCEEDS10

DESCRIPTION OF SECURITIES11

DESCRIPTION OF ORDINARY SHARES OF CASI11

DESCRIPTION OF DEBT SECURITIES16

DESCRIPTION OF WARRANTS18

DESCRIPTION OF SUBSCRIPTION RIGHTS19

DESCRIPTION OF UNITS19

PLAN OF DISTRIBUTION20

ENFORCEABILITY OF CIVIL LIABILITIES23

EXPENSES24

TAXATION25

LEGAL MATTERS25

EXPERTS25

WHERE YOU CAN FIND MORE INFORMATION26

INCORPORATION BY REFERENCE27

- i

ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or the SEC, using a “shelf” registration process under the Securities Act of 1933, as amended, or the Securities Act. Under this shelf registration process, we may, from time to time, sell up to an aggregate of $50.0 million of the securities described in this prospectus, either individually or in combination with other securities. This prospectus provides you with a general description of the securities that may be offered by us. Each time we sell any type or series of securities, we will provide you a prospectus supplement accompanied by this prospectus. The prospectus supplement will contain more specific information about the nature of the persons offering securities and the terms the securities being offered at that time. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change any of the information contained in this prospectus or in the documents we have incorporated by reference into this prospectus. To the extent that any statement that we make in a prospectus supplement is inconsistent with statements made in this prospectus, the statements made in this prospectus will be deemed modified or superseded by those made in a prospectus supplement. You should carefully read both this prospectus and the applicable prospectus supplement and any related free writing prospectus, together with the additional information described under “Where You Can Find More Information,” before buying any of the securities being offered.

This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

Neither we, nor any agent, underwriter or dealer has authorized any person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus, any applicable prospectus supplement or any related free writing prospectus prepared by or on behalf of us or to which we have referred you. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus, any applicable supplement to this prospectus or any related free writing prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor does this prospectus, any applicable supplement to this prospectus or any related free writing prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

You should not assume that the information contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus, any applicable prospectus supplement or any related free writing prospectus is delivered, or securities are sold, on a later date.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the section entitled “Where You Can Find More Information.”

For investors outside the United States, neither we nor any underwriters, dealers or agents have taken any action that would permit the offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities described herein and the distribution of this prospectus outside the United States.

Throughout this prospectus, references to the “Company,” “we,” “our,” “us,” “registrant” or similar terms used in this prospectus refer to CASI Pharmaceuticals, Inc., an exempted company with limited liability incorporated under the laws of the Cayman Islands, including its consolidated subsidiaries, unless the context otherwise indicates, which is also referred to as “CASI.”

- ii -

“PRC” or “China” refers to the People’s Republic of China, excluding, for the purpose of this prospectus, Taiwan, Hong Kong and Macau, “RMB” or “Renminbi” refers to the legal currency of China, and “$”, “US$” or “U.S. Dollars” refers to the legal currency of the United States.

This prospectus may contain translations of Renminbi amounts into U.S. dollars at specified rates solely for the convenience of the reader. We make no representation that the Renminbi or U.S. dollar amounts referred to in this prospectus could have been or could be converted into U.S. dollars or Renminbi, as the case may be, at any particular rate or at all.

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INDUSTRY AND MARKET DATA

In this prospectus and the documents incorporated by reference in this prospectus, we present industry data, information and statistics regarding the markets in which CASI and its subsidiaries compete as well as publicly available information, industry and general publications and research and studies conducted by third parties. This information is supplemented where necessary with the Company’s own internal estimates and information obtained from discussions with its customers, taking into account publicly available information about other industry participants and CASI’s management’s judgment where information is not publicly available.

Industry publications, research, studies and forecasts generally state that the information they contain has been obtained from sources believed to be reliable, but that the accuracy and completeness of such information is not guaranteed. Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and uncertainties as the other forward-looking statements in this prospectus or any document incorporated by reference into this prospectus. These forecasts and forward-looking information are subject to uncertainty and risk due to a variety of factors, including those described under the section entitled “Risk Factors.” These and other factors could cause results to differ materially from those expressed in any forecasts or estimates.

TRADEMARKS AND TRADENAMES

This prospectus and the information incorporated herein by reference include trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included or incorporated by reference into this prospectus, any applicable prospectus supplement or any related free writing prospectus are the property of their respective owners.

- iv -

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus or incorporated by reference in this prospectus, and does not contain all of the information that you need to consider in making your investment decision. You should carefully read the entire prospectus, the applicable prospectus supplement and any related free writing prospectus, including the risks of investing in our securities discussed under the sections titled “Risk Factors” contained in this prospectus, the applicable prospectus supplement and any related free writing prospectus, and under similar sections in the other documents that are incorporated by reference into this prospectus. You should also carefully read the other information incorporated by reference into this prospectus, including our consolidated and condensed consolidated financial statements, and the exhibits to the registration statement of which this prospectus is a part.

Overview

We are a biopharmaceutical company focused on developing and commercializing innovative therapeutics and pharmaceutical products in China, the United States, and throughout the world.

Holding Company Structure

CASI is not a Chinese operating company but a Cayman Islands holding company with a significant portion of the business operations expected to be conducted by its Chinese subsidiaries. This holding company structure and our operation in China may involve risks. We currently conduct our business through the following consolidated subsidiaries:

●CASI Pharmaceuticals (China) Co., Ltd., referred to as CASI China;
●CASI Pharmaceuticals (Wuxi) Co., Ltd., referred to as CASI Wuxi;
●CASI Biopharmaceuticals (WUXI) Co., Ltd, referred to as CASI Biopharmaceuticals; and
●CASI Pharmaceuticals Co., Limited, referred to as CASI Hong Kong.

We do not have any variable interest in any unconsolidated entity that provides financing, liquidity, market risk or credit support to us or engages in leasing, hedging or product development services with us. The organizational chart of CASI as of April 29, 2024 is set forth below:

Nasdaq Capital Market Listing; Redomiciliation

Our ordinary shares are traded on The Nasdaq Capital Market under the symbol “CASI.” In March 2023, we completed a redomicile merger, with CASI surviving the merger as the surviving company and successor issuer, and CASI’s ordinary shares continued trading on The Nasdaq Capital Market under the symbol “CASI.” CASI is treated for U.S. federal income tax purposes as a U.S. corporation, including with respect to any dividends paid by it, which dividends may be subject to U.S. withholding taxes.

Corporate Information

Our principal executive offices are located at 1701-1702, China Central Office Tower 1, No. 81 Jianguo Road Chaoyang District, Beijing, 100025, People’s Republic of China. Our telephone number at this address is +86 (10) 6508 6063. Our registered office in the Cayman Islands is located at Maples Corporate Services Limited, P.O. Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands.

Our agent for service of process in the United States is located at 9620 Medical Center Drive, Suite 300, Rockville, MD 20850, 240-864-2600.

Implications of Being a Foreign Private Issuer

As a “foreign private issuer,” CASI is subject to different U.S. securities laws than domestic U.S. issuers. The rules governing the information that CASI must disclose differ from those governing U.S. corporations pursuant to the Securities Exchange Act of 1934, as amended, or the Exchange Act. Because we qualify as a foreign private issuer under the Exchange Act, we are exempt from certain provisions of the securities rules and regulations in the United States that are applicable to U.S. domestic issuers, including:

●the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q or current reports on Form 8-K;
●the sections of the Exchange Act regulating the solicitation of proxies, consents, or authorizations in respect of a security registered under the Exchange Act;
●the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and
●the selective disclosure rules by issuers of material nonpublic information under Regulation FD.

We are required to file an annual report on Form 20-F within four months of the end of each fiscal year. In addition, we intend to publish our results on a quarterly basis as press releases, distributed pursuant to the rules and regulations of the Nasdaq Stock Market. Press releases relating to financial results and material events will also be furnished to the SEC on Form 6-K. However, the information we are required to file with or furnish to the SEC will be less extensive and less timely compared to that required to be filed with the SEC by U.S. domestic issuers. As a result, you may not be afforded the same protections or information that would be made available to you were you investing in a U.S. domestic issuer.

In addition, as a foreign private issuer, CASI’s officers and directors and holders of more than 10% of the issued and outstanding ordinary shares are exempt from the rules under the Exchange Act requiring insiders to report purchases and sales of ordinary shares as well as from Section 16 short swing profit reporting and liability. A company will lose its foreign private issuer status if more than 50% of its outstanding voting securities are owned by U.S. residents and any of the following three circumstances applies: (i) the majority of its executive officers or directors are U.S. citizens or residents, (ii) more than 50% of its assets are located in the United States or (iii) its business is administered principally in the United States.

Risks Associated with our Business

Our business is subject to numerous risks, as described under the heading “Risk Factors” contained in the applicable prospectus supplement and in any free writing prospectuses we have authorized for use in connection with a specific offering, and under similar headings that are incorporated by reference into this prospectus, including, without limitation, the further risks discussed below.

Risks and Uncertainties Relating to Doing Business in China

We face various risks and uncertainties related to doing business in China. Our business operations are primarily conducted in China, and we are subject to complex and evolving PRC laws and regulations.

We face various risks and uncertainties related to doing business in China. Our business operations are primarily conducted in China, and we are subject to complex and evolving PRC laws and regulations. The PRC government’s significant authority in regulating our operations and its oversight and control over offerings conducted overseas by, and foreign investment in, China-based issuers could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of our securities to significantly decline or become worthless. Implementation of industry-wide regulations, including data security or anti-monopoly related regulations, could result in a material change in our operations and may cause the value of our securities to significantly decline or become worthless. Risks and uncertainties arising from the legal system in China, including risks and uncertainties regarding the enforcement of laws and quickly evolving rules and regulations in China, could result in a material adverse change in our operations and the value of our ordinary shares. For example, China’s government has in recent years issued statements and regulatory actions to regulate certain market players or to improve its supervision of the market in general, such as those related to data security or anti-monopoly concerns. While we currently do not believe such regulatory actions have materially impacted our business operations, our ability to accept foreign investments, or our ability to maintain listing with the Nasdaq Stock Market, there is no assurance that any new rules or regulations promulgated in the future will not impose additional requirements on us. If any such rules or regulations are adopted, we may be subject to more stringent regulatory scrutiny for our operation and financing efforts, which may in turn result in us incurring additional compliance costs and expenses, delay our investment and financing activities, or otherwise impact our ability to conduct our business, accept foreign investments, or list on a U.S. or other foreign exchange.

Risks Relating to Our Auditor

Our auditor, the independent registered public accounting firm that issues the audit report contained in our annual report, as an auditor of companies that are traded publicly in the United States and a firm registered with the Public Company Accounting Oversight Board, or PCAOB, is subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess its compliance with applicable professional standards. Our auditor is located in mainland China, a jurisdiction where the PCAOB was historically unable to conduct inspections and investigations completely before 2022. As a result, we and investors in CASI Pharmaceuticals, Inc., a Delaware corporation, our predecessor prior to the redomicile merger, referred to as CASI Delaware were deprived of the benefits of such PCAOB inspections. Pursuant to the Holding Foreign Companies Accountable Act, or the HFCAA, if the SEC determines that we have filed audit reports issued by a registered public accounting firm that has not been subject to inspections by the PCAOB for two consecutive years, the SEC will prohibit our securities from being traded on a national securities exchange or in the over-the-counter trading market in the United States.

On December 16, 2021, the PCAOB issued a report to notify the SEC of its determination that the PCAOB was unable to inspect or investigate completely registered public accounting firms headquartered in mainland China and Hong Kong and CASI Delaware’s auditor was subject to that determination. In April 2022, the SEC conclusively listed CASI Delaware as a Commission-Identified Issuer under the HFCAA following the filing of its annual report on Form 10-K for the fiscal year ended December 31, 2021. On December 15, 2022, the PCAOB issued a report that vacated its December 16, 2021 determination and removed mainland China and Hong Kong from the list of jurisdictions where it is unable to inspect or investigate completely registered public accounting firms. For this reason, we do not expect we will be identified as a Commission-Identified Issuer under the HFCAA for the fiscal year ended December 31, 2023.

Each year in the future, the PCAOB will determine whether it can inspect and investigate completely audit firms in mainland China and Hong Kong, among other jurisdictions. If the PCAOB determines in the future that it no longer has full access to inspect and investigate completely accounting firms in mainland China and Hong Kong and we use an accounting firm headquartered in one of these jurisdictions to issue an audit report on our financial statements filed with the SEC, we would be identified as a Commission-Identified Issuer following the filing of the annual report for the relevant fiscal year. In accordance with the HFCAA, our ordinary shares would be prohibited from being traded on a national securities exchange or in the over-the-counter trading market in the United States if we are identified as a Commission-Identified Issuer for two consecutive years in the future. If our ordinary shares are prohibited from trading in the United States, there is no certainty that we will be able to list on a non-U.S. exchange or that a market for our ordinary shares will develop outside of the United States. A prohibition of being able to trade in the United States would substantially impair your ability to sell or purchase our ordinary shares when you wish to do so, and the risk and uncertainty associated with delisting would have a negative impact on the price of such shares. Also, such a prohibition would significantly affect our ability to raise capital on terms acceptable to us, or at all, which would have a material adverse impact on our business, financial condition, and prospects.

Cash and Asset Transfer among CASI and its Subsidiaries

We provide funding to our subsidiaries from time to time through capital contributions or loans, subject to satisfaction of applicable government registration and approval requirements. For the year ended December 31, 2023, we provided funding of US$1.0 million through capital contributions to CASI Hong Kong, our newly incorporated Hong Kong subsidiary.

Our subsidiaries may pay dividends and make other distributions to us subject to satisfaction of applicable government filing and approval requirements. Such dividend or other distributions may be subject to limitations and certain tax consequences, a discussion on which is set forth below. For the year ended December 31, 2023, no dividends or other distributions were made by our subsidiaries.

We also pay service fees to our PRC subsidiaries pursuant to certain sales support service agreements and research and development support service agreements. For the year ended December 31 2023, we paid service fees of US$1.1 million to CASI China, one of our PRC subsidiaries. Under PRC tax laws and regulations, the earnings of our subsidiaries under such agreements are subject to a statutory tax rate of 25%.

In the year ended December 31, 2023, no assets other than cash were transferred through our organization.

All cash transfers among us and our subsidiaries have been eliminated in our consolidated statement of cash flows.

The existing PRC foreign exchange regulations may limit our ability to initiate and complete cash transfers within our group. Approval from the State Administration of Foreign Exchange, or SAFE, and the People’s Bank of China, or PBOC, may be required where RMB are to be converted into foreign currencies, including U.S. dollars, and approval from SAFE and PBOC or their branches may be required where RMB are to be remitted out of China.

CASI has never declared or paid dividends on its ordinary shares or any other securities and we do not anticipate paying any dividends on our ordinary shares in the foreseeable future. We may rely on dividends from our subsidiaries in China to pay dividend and other distributions on our ordinary shares. PRC regulations may restrict the ability of our PRC subsidiaries to pay dividends to us. In addition to applicable foreign exchange limitations, under the current regulatory regime in China, a PRC company may pay dividends only out of their accumulated profit, if any, determined in accordance with PRC accounting standards and regulations, and is required to set aside as general reserves at least 10% of its after-tax profit, until the cumulative amount of such reserves reaches 50% of its registered capital, prior to any dividend distribution. In addition, a PRC company shall not distribute any profits in a given year until any losses from prior fiscal years have been offset.

Permission and Filing Procedures Required from the PRC Authorities with respect to the Operations of Our PRC Subsidiaries and Future offering in the US

As the date hereof, our PRC subsidiaries have obtained the requisite licenses and permits from the PRC government authorities that are material for our business operations, including, among others, the Business License, the Drug Distribution License, the Drug Manufacturing Permit, the Clinical Trial Application with the PRC National Medical Products Administration, or NMPA, and the notification filing for international collaborative clinical trial or the application for international collaborative scientific research with the China Human Genetic Resources Administrative Office, or HGRAO. We also work with our business partners which have obtained the requisite licenses and permits for their business collaboration with us, including, among others, the Import Drug Registration for product(s) we promote and distribute in China. Given the uncertainties of interpretation and implementation of relevant laws and regulations and the enforcement practices of the relevant government authorities, we may be required to obtain additional permissions or approvals for our business operations.

As the date hereof, we and our PRC subsidiaries (i) are not required to obtain permissions from the China Securities Regulatory Commission, or the CSRC, (ii) are not required to go through cybersecurity review by the Cyberspace Administration of China, or the CAC, and (iii) have not been asked to obtain or were denied such permissions by any PRC authority. On July 7, 2022, the CAC published the Guidelines for Data Export Security Assessment (《数据出境安全评估办法》) (the “Guidelines”), which took effect on September 1, 2022. Pursuant to the Guidelines, the data processor who intends to transfer certain important data or large volumes of personal information outside of China shall complete a prior CAC-led data outbound transfer security assessment. However, as the Guidelines have just come into effect, there is no specific enforcement guidelines or interpretation for such security assessment, including what constitutes “important data”, or how to define “outbound transfer”, which results in uncertainties whether our business will be subject to such CAC-led assessment. For the data we accessed through or obtained from clinical trials, we have complied with the laws and regulations then-in-effect, and completed the registration with HGRAO, but it is unclear if we will be required to go through the CAC-led or CAC-involved security assessment or if the current HGRAO registration procedure will be changed in the future. We will closely monitor and review any regulatory developments and comply with any new approval or license requirement when necessary. If (i) we have erroneously concluded that such permissions or approvals are not required, or (ii) applicable laws, regulations, or interpretations change and we are required to obtain such permissions or approvals in the future, we may have to expend significant time and costs to procure them. If we are unable to do so, on commercially reasonable terms, in a timely manner or otherwise, we may become subject to sanctions imposed by the PRC regulatory authorities, which could include fines and penalties, proceedings against us, and other forms of sanctions, and our ability to conduct our business, invest into China as foreign investments or accept foreign investments, or be listed on a U.S. or other overseas exchange may be restricted, and our business, reputation, financial condition, and results of operations may be materially and adversely affected.

On February 17, 2023, the CSRC released the Trial Administrative Measures of the Overseas Securities Offering and Listing by Domestic Companies (《境内企业境外发行证券和上市管理试行办法》) and five ancillary interpretive guidelines (collectively, the “Overseas Listing Trial Measures”), which apply to overseas offerings and listing by PRC-based companies, or domestic companies, of equity shares, depository receipts, corporate bonds convertible to equity shares, and other equity securities, and came into effect on March 31, 2023. According to the Overseas Listing Trial Measures, (1) domestic companies that seek to offer or list securities overseas, both directly and indirectly, should fulfill the filing procedure and report relevant information to the CSRC, and if an overseas-listed PRC-based issuer issues new securities in the same overseas market after the overseas offering and listing, it is also required to file with the CSRC within three business days after the completion of the issuance; if a domestic company fails to complete the filing procedure or conceals any material fact or falsifies any major content in its filing documents, such domestic company may be subject to administrative penalties, such as order to rectify, warnings, fines, and its controlling shareholders, actual controllers, the person directly in charge and other directly liable persons may also be subject to administrative penalties, such as warnings and fines; (2) if a foreign-incorporated issuer meets both of the following conditions, its overseas offering and listing shall be determined as an indirect overseas offering and listing by a domestic company of the PRC: (i) any of the total assets, net assets, revenues or profits of the domestic operating entities of the issuer in the most recent accounting year accounts for more than 50% of the corresponding line items in the issuer’s audited consolidated financial statements for the same period; and (ii) its major operational activities are carried out in China or its main places of business are located in China, or the senior managers in charge of operation and management of the issuer are mostly Chinese citizens or are domiciled in China; and (3) where a domestic company seeks to indirectly offer and list securities in an overseas market (including issuance of new securities after its overseas offering and listing), the issuer shall designate a major domestic operating entity responsible for all filing procedures with the CSRC.

Furthermore, in case any of the following major events occurs after the overseas offering and listing, the issuer is also required to report the relevant information to the CSRC within three business days of the occurrence and the announcement of the relevant events: (1) change of control; (2) the foreign securities regulatory body or the relevant competent authority has taken such measures as investigation and punishment; (3) conversion of listing status or listing board; and (4) voluntary of compulsory termination of listing. Where there is any material change in the major business and operation of the issuer after overseas offering and listing, and such change does not fall within the scope of filing, the issuer shall, within three business days of the occurrence of such change, submit a special report and a legal opinion issued by a domestic law firm to the CSRC to explain the relevant situation.

As substantially all of our operations are currently based in the PRC, our future offerings and major changes shall be subject to the foregoing filing procedures under the Overseas Listing Trial Measures. We cannot assure you that we can meet such requirements, obtain the requisite permits from the relevant government authorities, or complete such filing in a timely manner or at all. Any failure may significantly limit or completely hinder our ability to continue to offer securities to investors and cause the value of our securities to significantly decline or be worthless. In addition, as the Overseas Listing Trial Measures was recently promulgated, there remains substantial uncertainty as to its interpretation and implementation and how it may impact our ability to raise or utilize funds and our business operations.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks and uncertainties described under the section titled “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and discussed under the section titled “Risk Factors” contained in our most recent annual report on Form 20-F and in our current reports on Form 6-K, as well as any amendments thereto reflected in subsequent filings with the SEC, which are incorporated by reference into this prospectus in their entirety, together with other information in this prospectus, the documents incorporated by reference and any free writing prospectus that we may authorize for use in connection with a specific offering. See “Where You Can Find More Information.”

The risks described in these documents are not the only ones we face, but those that we consider to be material. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occur, our business, financial condition, results of operations or cash flow could be harmed. This could cause the trading price of our securities to decline, resulting in a loss of all or part of your investment. Please also read carefully the section below titled “Special Note Regarding Forward-Looking Statements.”

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents we have filed with the SEC that are incorporated by reference contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Exchange Act. The statements contained in this prospectus or incorporated by reference herein that are not purely historical are forward-looking statements. Our forward-looking statements include, but are not limited to, statements regarding our or our management’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements.

You can identify some of these forward-looking statements by words or phrases such as “may,” “will,” “expect,” “anticipate,” “aim,” “estimate,” “intend,” “plan,” “believe,” “is/are likely to,” “potential,” “continue” or other similar expressions. These forward-looking statements include, among others, statements regarding the timing of our commercial launch of products, clinical trials, our cash position and future expenses, and our future revenues. We have based these forward-looking statements largely on our current expectations and projections about future events that we believe may affect our financial condition, results of operations, business strategy and financial needs.

Actual results could differ materially from those currently anticipated due to a number of factors, including: the risk that we may be unable to continue as a going concern as a result of our inability to raise sufficient capital for our operational needs; the possibility that we may be delisted from trading on The Nasdaq Capital Market if we fail to satisfy applicable continued listing standards; the volatility in the market price of our ordinary shares; the risk of substantial dilution of existing shareholders in future share issuances; the difficulty of executing our business strategy on a global basis including China; our inability to enter into strategic partnerships for the development, commercialization, manufacturing and distribution of our proposed product candidates or future candidates; legal or regulatory developments in China that adversely affect our ability to operate in China; our lack of experience in manufacturing products and uncertainty about our resources and capabilities to do so on a clinical or commercial scale; risks relating to the commercialization, if any, of our products and proposed products (such as marketing, safety, regulatory, patent, product liability, supply, competition and other risks); our inability to predict when or if our product candidates will be approved for marketing by the U.S. FDA, EMA, NMPA, or other regulatory authorities; our inability to receive approval for renewal of license of our existing products; the risks relating to the need for additional capital and the uncertainty of securing additional funding on favorable terms; the risks associated with our product candidates, and the risks associated with our other early-stage products under development; the risk that result in preclinical and clinical models are not necessarily indicative of clinical results; uncertainties relating to preclinical and clinical trials, including delays to the commencement of such trials; our ability to protect our intellectual property rights; the lack of success in the clinical development of any of our products and our dependence on third parties; the risks related to our dependence on Juventas to partner with us to co-market CNCT19; risks related to the uncertainty in connection with the ongoing arbitration proceedings between us and Juventas with respect to Juventas’ purported termination of certain CNCT19 license agreements; risks related to our dependence on Juventas to ensure the patent protection and prosecution for CNCT19; risks relating to the interests of our largest shareholder and our Chairman and Chief Executive Officer that differ from our other shareholders; and risks related to the success of a new manufacturing facility operated by CASI Wuxi. Such factors, among others, could have a material adverse effect upon our business, results of operations and financial condition.

The forward-looking statements contained in this prospectus are based on our current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those described in the section titled “Risk Factors” and elsewhere in this prospectus. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We discuss in greater detail many of these risks under the section titled “Risk Factors” contained in the applicable prospectus supplement, in any free writing prospectuses we may authorize for use in connection with a specific offering, and in our most recent annual report on Form 20-F, as well as any amendments thereto reflected in subsequent filings with the SEC, as well as our reports on 6-F, which are incorporated by reference into this prospectus in their entirety. Also, these forward-looking statements represent our estimates and assumptions only as of the date of the document containing the applicable statement. Unless required by law, we undertake no obligation to update or revise any forward-looking statements to reflect new information or future events or developments. You should read this prospectus, any applicable prospectus supplement, together with the documents we have filed with the SEC that are incorporated by reference and any free writing prospectus that we may authorize for use in connection with a specific offering completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of the forward-looking statements in the foregoing documents by these cautionary statements.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and you are cautioned not to unduly rely upon these statements.

OFFER STATISTICS AND EXPECTED TIMETABLE

We may offer and sell ordinary shares, debt securities, preferred shares, warrants, subscription rights, and/or units, either individually or in combination with other securities, in one or more offerings from time to time, with a total aggregate offering price of up to $50.0 million. The actual price of the securities that we will offer pursuant to this prospectus will depend on a number of factors that may be relevant as of the time of offer. See “Plan of Distribution.”

CAPITALIZATION

We intend to include information about our capitalization and indebtedness in prospectus supplements.

USE OF PROCEEDS

Unless otherwise specified in an applicable prospectus supplement, we intend to use the proceeds we receive from the sale of securities offered hereunder for general corporate purposes, which may include working capital, capital expenditures, investments and the financing of possible acquisitions. Additional information relating thereto may be set forth in any applicable prospectus supplement.

DESCRIPTION OF SECURITIES

The descriptions of the securities contained in this prospectus, together with the applicable prospectus supplements, summarize the material terms and provisions of the various types of securities that we may offer. We will describe in the applicable prospectus supplement the particular terms of any securities offered by such prospectus supplement. If we so indicate in the applicable prospectus supplement, the terms of the securities may differ from the terms we have summarized below.

We may sell from time to time, in one or more offerings, ordinary shares, preferred shares, debt securities and warrants comprising any combination of these securities. The total dollar amount of all securities that we may issue under this prospectus will not exceed $50.0 million.

DESCRIPTION OF ORDINARY SHARES OF CASI

The following is a summary of the material terms of the ordinary shares of CASI. This summary is qualified by reference to the Amended and Restated Memorandum and Articles of Association that is attached as Exhibit 1.1 to the Form 20-F filed with the SEC on March 28, 2024 and incorporated herein by reference, referred to as the CASI Articles. You are encouraged to read the relevant provisions of the Companies Act (As Revised) of the Cayman Islands (the "Companies Act") and the CASI Articles as they relate to the following summary.

CASI is authorized to issue 500,000,000 shares of a par value of US$0.0001 each. The directors of CASI are authorized to issue shares in one or more classes and series and, with respect to each class or series, to determine the designations, powers, preferences, privileges and other rights, including dividend rights, voting rights, conversion rights, terms of redemption and liquidation preferences, any or all of which may be greater than the powers and rights associated with the ordinary shares, at such times and on such other terms as they think proper.

As of the close of business on April 28, 2024, CASI had 13,813,327 shares issued, among which 13,401,375 were outstanding shares, and 411,952 were treasury shares.  CASI has no preferred shares issued and outstanding.

Ordinary Shares

General

All of CASI’s issued and outstanding ordinary shares have been issued and credited as fully paid and non-assessable. CASI’s ordinary shares are issued in registered form, and are issued when registered in CASI’s register of members. CASI’s shareholders who are non-residents of the Cayman Islands may freely hold and transfer their ordinary shares.

Dividends

The holders of CASI’s ordinary shares are entitled to such dividends as may be declared by CASI’s board of directors, subject to the Companies Act and the CASI Articles, as amended and restated from time to time. In addition, CASI’s shareholders may declare dividends by ordinary resolution, but no dividend shall exceed the amount recommended by CASI’s board of directors. Under Cayman Islands law, dividends may be declared and paid only out of funds legally available therefor, namely out of either profit or share premium account, provided that in no circumstances may CASI pay a dividend if this would result in CASI being unable to pay its debts as they fall due in the ordinary course of business.

Register of Members

Under the Companies Act, CASI must keep a register of members and there shall be entered therein:

●the names and addresses of the members, together with a statement of the shares held by each member, and such statement shall confirm (i) the amount paid or agreed to be considered as paid, on the shares of each member, (ii) the number and category of shares held by each member, and (iii) whether each relevant category of shares held by a member carries voting rights under the CASI Articles, and if so, whether such voting rights are conditional;
●the date on which the name of any person was entered on the register as a member; and
●the date on which any person ceased to be a member.

Under Cayman Islands law, the register of members of CASI is prima facie evidence of the matters set out therein (i.e., the register of members will raise a presumption of fact on the matters referred to above unless rebutted) and a member registered in the register of members shall be deemed as a matter of Cayman Islands law to have legal title to the shares as set against its name in the register of members.

Voting Rights

Each holder of ordinary shares is entitled to one vote for each share registered in his name on the register of members on all matters upon which the ordinary shares are entitled to vote on a poll. Voting on any resolution put to the vote at any meeting of shareholders is required to be by way of a poll and not on a show of hands. A poll shall be taken in such manner as the chairperson of the meeting directs, and the result of the poll shall be deemed to be the resolution of the meeting.

A quorum required for a general meeting of shareholders consists of one or more shareholders who hold shares which carry in aggregate not less than one-third of the paid up voting share capital of CASI, present at the meeting. Although not required by the Companies Act or the CASI Articles, CASI expects to hold shareholders’ meetings from time to time and such meetings may be convened by CASI’s board of directors on its own initiative or upon a request to the directors by shareholders holding shares which carry in aggregate not less than one-third of all votes attaching to CASI’s issued shares that carry the right to vote at general meetings. A general meeting may also be called by the chairperson of the board of directors of CASI. Advance notice of at least seven calendar days is required for the convening of CASI’s annual general meeting and other shareholders meetings.

An ordinary resolution to be passed by the shareholders requires the affirmative vote of a simple majority of the votes which are cast by those shareholders who, being entitled to do so, vote at a general meeting, while a special resolution requires the affirmative vote of not less than two-thirds of the votes which are cast by those shareholders who, being entitled to do so, vote at a general meeting. Both ordinary resolutions and special resolutions may also be passed by a unanimous written resolution signed by all the shareholders of CASI, as permitted by the Companies Act and the CASI Articles. A special resolution will be required for important matters such as change of name or making changes to the CASI Articles.

Transfer of Ordinary Shares

Subject to the restrictions of CASI Articles, as applicable, any of CASI’s shareholders may transfer all or any of his or her ordinary shares by an instrument of transfer in the usual or common form or any other form approved by CASI’s board of directors.

Subject to the Nasdaq listing rules, CASI’s board of directors may, in its absolute discretion, decline to register any transfer of any ordinary share which is not fully paid up or on which CASI has a lien. CASI’s directors may also decline to register any transfer of any ordinary share unless:

●the instrument of transfer is lodged with CASI, accompanied by the certificate for the ordinary shares to which it relates and such other evidence as CASI’s board of directors may reasonably require to show the right of the transferor to make the transfer;
●the instrument of transfer is in respect of only one class of ordinary shares;
●the instrument of transfer is properly stamped, if required;

●in the case of a transfer to joint holders, the number of joint holders to whom the ordinary share is to be transferred does not exceed four; or
●a fee of such maximum sum as Nasdaq may determine to be payable, or such lesser sum as the CASI’s board of directors may from time to time require, is paid to CASI in respect thereof.

If CASI’s directors refuse to register a transfer they shall, within two calendar months after the date on which the instrument of transfer was lodged, send to each of the transferor and the transferee notice of such refusal, including the relevant reason for such refusal. The registration of transfers may, on 14 days’ notice being given by advertisement in such one or more newspapers or by electronic means, be suspended and the register closed at such times and for such periods as CASI’s board of directors may from time to time determine; provided, however, that the registration of transfers shall not be suspended and the register shall not be closed for more than 30 days in any calendar year.

Liquidation

On a winding up of CASI, if the assets available for distribution among its shareholders shall be more than sufficient to repay the whole of the share capital at the commencement of the winding up, the surplus will be distributed among its shareholders in proportion to the par value of the shares held by them at the commencement of the winding up, subject to a deduction from those shares in respect of which there are monies due, of all monies payable to CASI for unpaid calls or otherwise. If CASI’s assets available for distribution are insufficient to repay all of the paid-up capital, the assets will be distributed so that the losses are borne by its shareholders in proportion to the par value of the shares held by them.

Calls on Ordinary Shares and Forfeiture of Ordinary Shares

CASI’s board of directors may from time to time make calls upon shareholders for any amounts unpaid on their ordinary shares in a notice served to such shareholders at least 14 days prior to the specified time of payment. The ordinary shares that have been called upon and remain unpaid are subject to forfeiture.

Redemption, Repurchase and Surrender of Ordinary Shares

CASI may issue shares on terms that are subject to redemption, at CASI’s option or at the option of the holders, on such terms and in such manner as may be determined before the issue of such shares, by CASI’s board of directors or by an ordinary resolution of CASI’s shareholders. CASI may also repurchase any of its shares provided that the manner and terms of such purchase have been approved by its board of directors or by CASI’s shareholders by ordinary resolution or are otherwise authorized by the CASI Articles. Under the Companies Act, the redemption or repurchase of any share may be paid out of CASI’s profits or out of the proceeds of a fresh issue of shares made for the purpose of such redemption or repurchase, or out of capital (including share premium account and capital redemption reserve) if CASI can, immediately following such payment, pay its debts as they fall due in the ordinary course of business. In addition, under the Companies Act no such share may be redeemed or repurchased (a) unless it is fully paid up, (b) if such redemption or repurchase would result in there being no shares outstanding, or (c) if the company has commenced liquidation. In addition, CASI may accept the surrender of any fully paid share for no consideration.

Variations of Rights of Shares

Whenever the capital of CASI is divided into different classes, the rights attached to any such class of shares may, subject to any rights or restrictions for the time being attached to any class, be materially and adversely varied either with the written consent of the holders of at least two-thirds of the issued shares of that class or with the sanction of a special resolution passed at a separate meeting of the holders of the shares of that class. The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, subject to any rights or restrictions for the time being attached to the shares of that class, be deemed to be materially and adversely varied by the creation or issue of further shares ranking pari passu with or subsequent to such existing class of shares or the redemption or purchase of any shares of any class by CASI. The rights of the holders of shares shall not be deemed to be materially and adversely varied by the creation or issue of shares with preferred or other rights including, without limitation, the creation of shares with enhanced or weighted voting rights.

Inspection of Books and Records

Holders of CASI’s ordinary shares have no general right under Cayman Islands law to inspect or obtain copies of CASI’s list of shareholders or its corporate records (save for the CASI Articles, special resolutions and the register of mortgages and charges). However, CASI will provide its shareholders with annual audited financial statements. See “Where You Can Find Additional Information.”

Changes in Capital

CASI may from time to time by ordinary resolution:

●increase its share capital by new shares of such amount as it thinks expedient;
●consolidate and divide all or any of its share capital into shares of a larger amount than its existing shares;
●sub-divide its existing shares, or any of them into shares of a smaller amount that is fixed by the CASI Articles; and
●cancel any shares which, at the date of the passing of the resolution, have not been taken or agreed to be taken by any person and diminish the amount of its share capital by the amount of the shares so cancelled.

Subject to the Companies Act and confirmation by the Grand Court of the Cayman Islands on an application by CASI for an order confirming such reduction, CASI may by special resolution reduce its share capital and any capital redemption reserve in any manner authorized by the Companies Act.

Issuance of Additional Shares

The CASI Articles authorize CASI’s board of directors to issue additional ordinary shares from time to time as its board of directors shall determine, to the extent of available authorized but unissued shares.

The CASI Articles authorize CASI’s board of directors to establish from time to time one or more series of preferred shares and to determine, with respect to any series of preferred shares, the terms and rights of that series, including:

●the designation of the series;
●the number of shares of the series;
●the dividend rights, dividend rates, conversion rights, voting rights; and
●the rights and terms of redemption and liquidation preferences.

CASI’s board of directors may issue preferred shares without action by its shareholders to the extent authorized but unissued. In addition, the issuance of preferred shares may be used as an anti-takeover device without further action on the part of the shareholders. Issuance of these shares may dilute the voting power of holders of ordinary shares.

Exempted Company

CASI is an exempted company duly incorporated with limited liability under the Companies Act. The Companies Act distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands, may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except for certain exemptions and privileges, including (a) an exempted company does not have to file an annual return of its shareholders with the Registrar of Companies, (b) an exempted company is not required to open its register of members for inspection, (c) an exempted company does not have to hold an annual general meeting, (d) an exempted company may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands, (e) an exempted company may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 30 years in the first instance), (f) an exempted company may register as a limited duration company and (g) an exempted company may register as a segregated portfolio company.

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on that shareholder’s shares of the company (except in exceptional circumstances, such as fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).

DESCRIPTION OF DEBT SECURITIES

We may issue debt securities together with other securities or separately. The debt securities may be secured or unsecured, may be senior, senior subordinated or subordinated, and may be convertible or exchangeable into ordinary shares. The debt securities will be issued under an indenture between us and a trustee identified in the applicable prospectus supplement, the form of which is filed as an exhibit to the registration statement of which this prospectus forms a part. The executed indenture will be incorporated by reference from a report on Form 6-K. We encourage you to read the indenture, which will govern your rights as a holder of debt securities. The indenture will be subject to and governed by the Trust Indenture Act of 1939, as amended.

We may issue the debt securities in one or more series with the same or various maturities, at par, at a premium, or at a discount. We will describe the particular terms of each series of debt securities in a prospectus supplement relating to that series, which we will file with the SEC.

The applicable prospectus supplement, including any applicable pricing supplement, will set forth, to the extent required, the following terms of each series of debt securities in respect of which the prospectus supplement is delivered:

●the title of the series;
●the aggregate principal amount;
●the issue price or prices, expressed as a percentage of the aggregate principal amount of the debt securities;
●any limit on the aggregate principal amount;
●the date or dates on which principal is payable;
●the interest rate or rates (which may be fixed or variable) and, if applicable, the method used to determine such rate or rates;
●the date or dates from which interest, if any, will be payable and any regular record date for the interest payable;
●the place or places where principal and, if applicable, premium and interest is payable;
●the terms and conditions upon which we may, or the holders may require us to, redeem or repurchase the debt securities;
●the denominations in which such debt securities may be issuable, if other than denomination of $1,000, or any integral multiple of that number;
●whether the debt securities are to be issuable in the form of certificated debt securities or global debt securities;
●the portion of principal amount that will be payable upon declaration of acceleration of the maturity date if other than the principal amount of the debt securities;
●the currency of denomination;
●the designation of the currency, currencies or currency units in which payment of principal and, if applicable, premium and interest, will be made;

●if payments of principal and, if applicable, premium or interest, on the debt securities are to be made in one or more currencies or currency units other than the currency of denominations, the manner in which exchange rate with respect to such payments will be determined;
●if amounts of principal and, if applicable, premium and interest may be determined by reference to an index based on a currency or currencies, or by reference to a commodity, commodity index, stock exchange index, or financial index, then the manner in which such amounts will be determined;
●the provisions, if any, relating to any collateral provided for such debt securities;
●any events of default;
●the terms and conditions, if any, for conversion into or exchange for our ordinary shares;
●any depositaries, interest rate calculation agents, exchange rate calculation agents, or other agents; and
●the terms and conditions, if any, upon which the debt securities shall be subordinated in right of payment to other indebtedness of our company.

One or more debt securities may be sold at a substantial discount below their stated principal amount. We may also issue debt securities in bearer form, with or without coupons. If we issue discount debt securities or debt securities in bearer form, we will describe material U.S. federal income tax considerations and other material special considerations that apply to these debt securities in the applicable prospectus supplement.

We may issue debt securities denominated in or payable in a foreign currency or currencies or a foreign currency unit or units. If we do, we will describe the restrictions, elections and general tax considerations relating to the debt securities and the foreign currency or currencies (or foreign currency unit or units) in the applicable prospectus supplement.

The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the prospectus supplement. Global securities will be issued in registered form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor. The specific terms of the depositary arrangement with respect to any debt securities of a series and the rights of and limitations upon owners of beneficial interests in a global security will be described in the applicable prospectus supplement.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase ordinary shares. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will act solely as our agent and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.

The applicable prospectus supplement will describe the following terms of any warrants in respect of which this prospectus is being delivered:

●the title of such warrants;
●the aggregate number of such warrants;
●the price or prices at which such warrants will be issued and exercised;
●the currency or currencies in which the price of such warrants will be payable;
●the securities purchasable upon exercise of such warrants;
●the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;
●if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;
●if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;
●if applicable, the date on and after which such warrants and the related securities will be separately transferable;
●information with respect to book-entry procedures, if any;
●any material Cayman Islands and U.S. federal income tax consequences;
●the anti-dilution provisions of the warrants, if any; and
●any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

We and the warrant agent may amend or supplement the warrant agreement for a series of warrants without the consent of the holders of the warrants issued thereunder to effect changes that are not inconsistent with the provisions of the warrants and that do not materially and adversely affect the interests of the holders of the warrants.

DESCRIPTION OF SUBSCRIPTION RIGHTS

We may issue subscription rights to purchase our ordinary shares or preferred shares. These subscription rights may be offered independently or together with any other security offered hereby and may or may not be transferable by the shareholder receiving the subscription rights in such offering. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

The prospectus supplement relating to any subscription rights we offer, if any, will, to the extent applicable, include specific terms relating to the offering, including some or all of the following:

●the price, if any, for the subscription rights;
●the exercise price payable for our ordinary shares or preferred shares upon the exercise of the subscription rights;
●the number of subscription rights to be issued to each shareholder;
●the number and terms of our ordinary shares or preferred shares which may be purchased per each subscription right;
●the extent to which the subscription rights are transferable;
●any other terms of the subscription rights, including the terms, procedures and limitations relating to the exchange and exercise of the subscription rights;
●the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;
●the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities or an over-allotment privilege to the extent the securities are fully subscribed; and
●if applicable, the material terms of any standby underwriting or purchase arrangement which may be entered into by us in connection with the offering of subscription rights.

The description in the applicable prospectus supplement of any subscription rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable subscription rights certificate, which will be filed with the SEC if we offer subscription rights. We urge you to read the applicable subscription rights certificate and any applicable prospectus supplement in their entirety.

DESCRIPTION OF UNITS

We may issue units consisting of some or all of the securities described above, in any combination, including ordinary shares, preferred shares and/or warrants. The terms of these units will be set forth in a prospectus supplement. The description of the terms of these units in the related prospectus supplement will not be complete. You should refer to the applicable form of unit and unit agreement for complete information with respect to these units.

PLAN OF DISTRIBUTION

We may sell the securities offered by this prospectus from time to time in one or more transactions, including without limitation:

●through underwriters or dealers;
●directly to purchasers;
●in a rights offering;
●in “at the market” offerings, within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market on an exchange or otherwise;
●through agents;
●through a combination of any of these methods; or
●through any other method permitted by applicable law and described in a prospectus supplement.

In addition, we may enter into derivative or hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with such a transaction, the third parties may sell securities covered by and pursuant to this prospectus and any accompanying prospectus supplement. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and any accompanying prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and any accompanying prospectus supplement.

The prospectus supplement with respect to any offering of securities will include the following information:

●the terms of the offering;
●the names of any underwriters, dealers or direct purchasers;
●the name or names of any managing underwriter or underwriters;
●the purchase price or initial public offering price of the securities;
●the net proceeds from the sale of the securities;
●any delayed delivery arrangements;
●any underwriting discounts, commissions and other items constituting underwriters’ compensation;
●any discounts or concessions allowed or reallowed or paid to dealers;
●any commissions paid to agents; and
●any securities exchange on which the securities may be listed.

Sale through Underwriters or Dealers

If underwriters are used in the sale, the underwriters will acquire the securities for their own account. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the applicable prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all of the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market. These transactions may include overallotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters may also impose a penalty bid, which means that selling concessions allowed to syndicate members or other broker-dealers for the offered securities sold for their account may be reclaimed by the syndicate if the offered securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the offered securities, which may be higher than the price that might otherwise prevail in the open market. If commenced, the underwriters may discontinue these activities at any time.

Some or all of the securities that we offer through this prospectus may be new issues of securities with no established trading market. Any underwriters to whom we sell our securities for public offering and sale may make a market in those securities, but they will not be obligated to do so and they may discontinue any market making at any time without notice. Accordingly, we cannot assure you of the liquidity of, or continued trading markets for, any securities that we offer.

If dealers are used in the sale of securities, we will sell the securities to them as principals. They may then resell those securities to the public at fixed prices or at varying prices determined by the dealers at the time of resale. We will include in the applicable prospectus supplement the names of the dealers and the terms of the transaction.

If agents are used in an offering, the names of the agents and the terms of the agency will be specified in a prospectus supplement. Unless otherwise indicated in a prospectus supplement, the agents will act on a best-efforts basis for the period of their appointment.

Dealers and agents named in a prospectus supplement may be underwriters as defined in the Securities Act and any discounts or commissions they receive from us and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the Securities Act. We will identify in the applicable prospectus supplement any underwriters, dealers or agents and will describe their compensation. We may have agreements with the underwriters, dealers and agents to indemnify them against specified civil liabilities, including liabilities under the Securities Act.

Underwriters, dealers or agents and their associates may engage in other transactions with and perform other services for us in the ordinary course of business.

If so indicated in a prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by institutional investors to purchase securities pursuant to contracts providing for payment and delivery on a future date. We may enter contracts with commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutional investors. The obligations of any institutional investor will be subject to the condition that its purchase of the offered securities will not be illegal at the time of delivery. The underwriters and other agents will not be responsible for the validity or performance of contracts.

Direct Sales and Sales through Agents

We may sell the securities directly. In this case, no underwriters or agents would be involved. We may also sell the securities through agents designated by us from time to time. In the applicable prospectus supplement, we will name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable to the agent. Unless we inform you otherwise in the applicable prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We will describe the terms of any sales of these securities in the applicable prospectus supplement.

At the Market Offerings

We may also sell the securities offered by any applicable prospectus supplement in “at the market offerings” within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise.

Remarketing Arrangements

Securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreements, if any, with us and its compensation will be described in the applicable prospectus supplement.

Delayed Delivery Contracts

If we so indicate in the applicable prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future.

The contracts would be subject only to those conditions described in the applicable prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

General Information

We may have agreements with the underwriters, dealers, agents and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the underwriters, dealers, agents or remarketing firms may be required to make. Underwriters, dealers, agents and remarketing firms may be customers of, engage in transactions with or perform services for us in the ordinary course of their businesses.

ENFORCEABILITY OF CIVIL LIABILITIES

CASI is incorporated in the Cayman Islands because of certain benefits associated with being a Cayman Islands company, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of foreign exchange control or currency restrictions and the availability of professional and support services. However, the Cayman Islands has a less developed body of securities laws as compared to the United States and provides less protection for investors. In addition, Cayman Islands companies do not have standing to sue before the federal courts of the United States.

A majority portion of CASI’s assets are located outside the United States. In addition, a majority of CASI’s directors and officers are nationals or residents of jurisdictions other than the United States and all or a majority portion of their assets are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon CASI or these persons, or to bring an action against CASI or against these persons in the United States, in the event that you believe that your rights have been infringed under the securities laws of the United States or any state in the United States. It may also be difficult for you to enforce in U.S. courts judgments obtained in U.S. courts based on the civil liability provisions of the U.S. federal securities laws against CASI and its officers and directors.

Maples and Calder (Hong Kong) LLP, our counsel as to Cayman Islands law, has advised us that there is uncertainty as to whether the courts of the Cayman Islands would (1) recognize or enforce judgments of U.S. courts obtained against CASI or its directors or officers, predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States, or (2) entertain original actions brought in the Cayman Islands against CASI or its directors or officers, predicated upon the securities laws of the United States or any state in the United States.

Maples and Calder (Hong Kong) LLP has informed us that although there is no statutory enforcement in the Cayman Islands of judgments obtained in the federal or state courts of the United States (and the Cayman Islands are not a party to any treaties for the reciprocal enforcement or recognition of such judgments), a judgment obtained in such jurisdiction will be recognized and enforced in the courts of the Cayman Islands at common law, without any re-examination of the merits of the underlying dispute, by an action commenced on the foreign judgment debt in the Grand Court of the Cayman Islands, provided such judgment (a) is given by a foreign court of competent jurisdiction, (b) imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given, (c) is final, (d) is not in respect of taxes, a fine or a penalty, and (e) was not obtained in a manner and is not of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands. However, the Cayman Islands courts are unlikely to enforce a judgment obtained from the U.S. courts under civil liability provisions of the U.S. federal securities law if such judgment is determined by the courts of the Cayman Islands to give rise to obligations to make payments that are penal or punitive in nature. Because such a determination has not yet been made by a court of the Cayman Islands, it is uncertain whether such civil liability judgments from U.S. courts would be enforceable in the Cayman Islands.

It is our understanding that the PRC does not have treaties with the United States and many other countries providing for the reciprocal recognition and enforcement of judgments of courts and that there is uncertainty as to whether the courts of the PRC would recognize or enforce judgments of United States courts against CASI or the directors or officers of CASI predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

Additionally, it is our understanding that it may be difficult for you to bring an original action against CASI or against its directors and officers who are nationals or residents of countries other than the United States in a PRC court in the event that you believe that your rights have been infringed under the U.S. federal securities laws, PRC laws, Cayman Islands laws or otherwise because we are incorporated under the laws of the Cayman Islands and it may be difficult for U.S. shareholders, by virtue only of holding CASI ordinary shares, to establish a connection to the PRC as required by the PRC Civil Procedures Law in order for a PRC court to have jurisdiction.

EXPENSES

The following is a statement of expenses in connection with the distribution of the securities registered. All amounts shown are estimates except the SEC registration fee. The estimates do not include expenses related to offerings of particular securities. Each prospectus supplement describing an offering of securities will reflect the estimated expenses related to the offering of securities under that prospectus supplement.

Expense	Estimated Amount
SEC registration fee		$7,380
Legal fees and expenses		*
Accounting fees and expenses		*
Miscellaneous expenses		*
Total	$	*

* To be provided in a prospectus supplement describing an offering of securities or a report on Form 6-K that is incorporated by reference herein.

TAXATION

Material income tax consequences relating to the purchase, ownership and disposition of any of the securities offered by this prospectus will be set forth in the applicable prospectus supplement relating to the offering of those securities.

LEGAL MATTERS

Maples and Calder (Hong Kong) LLP will pass upon the validity of the securities being registered hereby and certain other legal matters of Cayman Islands law in connection with the registration of such securities. Arnold & Porter Kaye Scholer LLP will pass upon certain matters of New York law for us in connection with the registration of certain securities being registered hereby. Additional legal matters may be passed upon for us and any underwriter that we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of CASI Pharmaceuticals, Inc. as of December 31, 2023 and 2022, and for each of the years in the three-year period ended December 31, 2023, have been incorporated by reference herein in reliance upon the report of KPMG Huazhen LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information requirements of the Exchange Act that are applicable to foreign private issuers. Accordingly, we are required to file reports and other information with the SEC, including annual reports on Form 20-F and disclosure furnished under cover of Form 6-K. The SEC maintains a website (www.sec.gov) that contains reports and other information regarding issuers, such as us, that file electronically with the SEC. We also maintain a website (www.casipharmaceuticals.com) from which you can access such reports and other information free of charge as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. The information contained on our website does not form a part of this prospectus.

As a foreign private issuer, we are exempt under the Exchange Act from rules prescribing the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file periodic financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

We have filed with the SEC a “shelf” registration statement (including amendments and exhibits to the registration statement) on Form F-3 under the Securities Act. This prospectus, which is part of such registration statement, does not contain all of the information set forth in the Registration Statement and the exhibits and schedules to the Registration Statement. We have omitted parts of the registration statement in accordance with the rules and regulations of the SEC. For more detail about us and the securities offered by this prospectus, you may examine the registration statement and the exhibits filed with it at the website provided in the previous paragraph. You should rely only on the information contained in this prospectus, any applicable prospectus supplement, any free writing prospectus and the documents incorporated by reference herein and therein. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted.

INCORPORATION BY REFERENCE

The SEC allows us to incorporate by reference much of the information that we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated by reference in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded.

This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC (other than those documents or the portions of those documents that are “furnished” unless otherwise specified below):

●our annual report on Form 20-F for the year ended December 31, 2023, filed with the SEC on March 28, 2024;
●our reports on Form 6-K furnished with the SEC on March 28, 2024 and April 8, 2024; and
●the description of the securities contained in Exhibit 2.2 to our annual report on Form 20-F filed with the SEC on March 28, 2024.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of this offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents. We may incorporate by reference any reports on Form 6-K that we furnish to the SEC that we specifically identify in such form as being incorporated by reference into this prospectus after the date hereof and prior to the completion or termination of the offering of securities under this prospectus.

Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. Notwithstanding the foregoing, no information is incorporated by reference in this prospectus or any prospectus supplement hereto where such information under applicable forms and regulations of the SEC is not deemed to be “filed” under Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, unless the report or filing containing such information indicates that the information therein is to be considered “filed” under the Exchange Act or is to be incorporated by reference in this prospectus or any prospectus supplement hereto.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, without charge upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus but not delivered with the prospectus, including exhibits that are specifically incorporated by reference into such documents. You may request a copy of such documents at no cost, by writing or telephoning us at the following address or telephone number:

CASI Pharmaceuticals, Inc.

9620 Medical Center Drive, Suite 300

Rockville, MD 20850

240-864-2600

$50,000,000

Ordinary Shares

Debt Securities

Preferred Shares

Warrants

Subscription Rights

Units

PROSPECTUS

_________, 2024

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8. Indemnification of Directors and Officers

The laws of the Cayman Islands do not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against willful default, willful neglect, civil fraud or the consequences of committing a crime.

The CASI Articles provide that every director (including alternate director), secretary, assistant secretary, or other officer for the time being and from time to time of CASI (but not including CASI’s auditors) and the personal representatives of the same (each an “Indemnified Person”) shall be indemnified and secured harmless against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by such Indemnified Person, other than by reason of such Indemnified Person’s own dishonesty, willful default or fraud, in or about the conduct of CASI’s business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of his duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such Indemnified Person in defending (whether successfully or otherwise) any civil proceedings concerning CASI or its affairs in any court whether in the Cayman Islands or elsewhere.

CASI will also enter into indemnification agreements with its directors and officers under the laws of the Cayman Islands, pursuant to which we have agreed to indemnify each such person and hold him harmless against expenses, judgments, fines and amounts payable under settlement agreements in connection with any threatened, pending or completed action, suit or proceeding to which he has been made a party or in which he became involved by reason of the fact that he is or was our director or officer. Except with respect to expenses to be reimbursed by CASI in the event that the indemnified person has been successful on the merits or otherwise in defense of the action, suit or proceeding, CASI’s obligations under the indemnification agreements are subject to certain customary restrictions and exceptions.

In addition, CASI will maintain standard policies of insurance under which coverage is provided to its directors and officers against loss rising from claims made by reason of breach of duty or other wrongful act, and to CASI with respect to payments which may be made by CASI to such directors and officers pursuant to the above indemnification provision or otherwise as a matter of law.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling CASI pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is theretofore unenforceable.

Item 9. Exhibits and Financial Statement Schedules

Exhibit Number

1.1*	Form of Underwriting Agreement.

3.1

Updated Amended and Restated Memorandum and Articles of Association of the Registrant (incorporated by reference to Exhibit 1.1 to the Annual Report on Form 20-F (File No. 001-41666), filed with the SEC on March 28, 2024).

4.1	Registrant’s Updated Specimen Ordinary Share Certificate (incorporated by reference to Exhibit 2.1 to the Annual Report on Form 20-F (File No. 001-41666), filed with the SEC on March 28, 2024).

4.2*	Form of Debt Securities.

4.3*	Form of Warrant Agreement.

4.4*	Form of Subscription Rights Agreement.

4.5*	Form of Unit Agreement.

5.1	Opinion of Maples and Calder (Hong Kong) LLP.

23.1	Consent of KPMG Huazhen LLP, independent registered public accounting firm of CASI Pharmaceuticals, Inc.

23.2	Consent of Maples and Calder (Hong Kong) LLP (included in Exhibit 5.1 to this Registration Statement).

24.1	Power of Attorney (included on signature page to the registration statement).

25.1**	Statement of Eligibility of Trustee under Indenture.

107	Filing Fee Exhibit.

*	To be filed, if necessary, by amendment.

**	To be filed, if applicable, in accordance with the requirements of Section 305(b)(2) of the Trust Indenture Act of 1939 and Rule 5b-3 thereunder.

Item 10. Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission, or the Commission, pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or, as to a registration statement on Form F–3, is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act or Item 8.A of Form 20-F if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Form F-3.

(5) That, for the purpose of determining liability under the Securities Act to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(A) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(B) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(C) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(D) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(e) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act (“Act”) in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Beijing, the Peoples Republic of China, on the 3rd day of May, 2024.

CASI Pharmaceuticals, Inc.

By:	/s/ Wei-Wu He
	Name:	Dr. Wei-Wu He
	Title:	Chief Executive Officer and Chairman of the Board of Directors

Power of Attorney

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Dr. Wei-Wu He, acting alone, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his or her name, place and stead in any and all capacities, in connection with this registration statement, including to sign in the name and on behalf of the undersigned, this registration statement and any and all amendments thereto, including post-effective amendments and registrations filed pursuant to Rule 462 under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or her substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Name	Title	Date

/s/ Wei-Wu He Dr. Wei-Wu He	Chief Executive Officer and Chairman of the Board (Principal Executive Officer)	May 3, 2024

/s/ Wei (Larry) Zhang Wei (Larry) Zhang	President (Principal Financial Officer)	May 3, 2024

/s/ Kun Qian Kun Qian	Global Controller (Principal Accounting Officer)	May 3, 2024

/s/ Y. Alexander Wu Y. Alexander Wu	Independent Director	May 3, 2024

/s/ Zhenbo Su Zhenbo Su	Independent Director	May 3, 2024

/s/ Thomas Folinsbee Thomas Folinsbee	Independent Director	May 3, 2024

/s/ Xuebo Zeng Xuebo Zeng	Independent Director	May 3, 2024

AUTHORIZED REPRESENTATIVE

Pursuant to the requirement of the Securities Act, the undersigned, the duly undersigned representative in the United States of CASI Pharmaceuticals, Inc., has signed this registration statement in the United States, on the 3rd day of May, 2024.

CASI Pharmaceuticals, Inc.

By:	/s/ Rui Zhang
Name: Rui Zhang
Title: Authorized Officer